UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2022

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

(408) 514-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)

On September 30, 2022, Calix, Inc. (“Calix” or the “Company”) appointed Michael Weening, age 54, to the position of Chief Executive Officer of the Company effective September 30, 2022. Mr. Weening will continue to serve as President of the Company and resigned his role as Chief Operating Officer in connection with his promotion. Also on September 30, 2022, Carl Russo resigned his role as Chief Executive Officer effective September 30, 2022 and will continue to serve as Chairman of the Board of Directors of the Company (the “Board”).

In connection with Mr. Weening’s promotion to Chief Executive Officer, the Company entered into a promotion letter with Mr. Weening (“Promotion Letter”) regarding the terms of his employment. Mr. Weening will receive an annual base salary of $560,000 and will be eligible to receive a target annual bonus of 150% of his annual base salary based on achievement of objectives established by the Compensation Committee of the Board. In addition, Mr. Weening will receive an option to purchase 300,000 shares of the Company’s common stock under the Company’s Amended and Restated 2019 Equity Incentive Award Plan effective as of, and with an exercise price per share equal to, the closing trading price of the Company’s common stock on the second trading day of the next open trading window for the Company. The stock option will vest and become exercisable over four years from September 30, 2022, with 25% of the shares initially underlying the stock vesting and becoming exercisable on September 30, 2023, and the remainder of the shares underlying the stock option vesting and becoming exercisable quarterly thereafter in substantially equal quarterly installments over the next 12 quarters, subject to Mr. Weening’s continued service to the Company through the applicable vesting date. Mr. Weening will participate as a Group A participant in the Company’s Amended and Restated Executive Change in Control and Severance Plan. In recognition of the Company’s work-from-anywhere culture, the Promotion Letter removes a prior requirement that Mr. Weening relocate and also terminates Mr. Weening’s prior relocation allowance and the Company’s clawback right with respect to the relocation allowance.

Mr. Weening joined Calix in June 2016 and has served in executive roles as the Company’s President and Chief Operating Officer since January 2021; as Executive Vice President, Chief Operating Officer from August 2020 until January 2021; as Executive Vice President, Global Operations from January 2019 until August 2020; as Executive Vice President, Field Operations from July 2018 until January 2019; as Executive Vice President, Sales and Marketing from November 2016 until June 2018; and as Executive Vice President, Sales from June 2016 until November 2016. Prior to joining Calix, Mr. Weening served as Senior Vice President, Global Customer Success and Services, Commercial Business of Salesforce, Inc.

The Company and Mr. Weening also previously entered into the Company’s standard indemnification agreement, the form of which was filed with the SEC as Exhibit 10.5 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 8, 2010.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated October 3, 2022, announcing the promotion and appointment of Mr. Weening is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in Item 7.01 and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 3, 2022, announcing the appointment of Michael Weening.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 3, 2022	CALIX, INC.

		By:	/s/ Cory Sindelar
Cory Sindelar
Chief Financial Officer
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